TIDAL ETF TRUST 485BPOS

Exhibit 99.(m)

TIDAL ETF TRUST

AMENDED AND RESTATED DISTRIBUTION (RULE 12b-1) PLAN

The following Distribution (Rule 12b-1) Plan (the “Plan”) has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”), by Tidal ETF Trust (the “Trust”), a Delaware statutory trust, on behalf of the series of the Trust listed on Schedule A as may be amended from time to time (each, a “Fund”). The Plan has been approved by a majority of the Trust’s Board of Trustees (the “Board”), including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any Rule 12b-1 Agreement (as defined below) (the “Disinterested Trustees”), cast in person at a meeting called for the purpose of voting on such Plan (or in another manner permitted by the Act or pursuant to exemptive relief therefrom).

In approving the Plan, the Board determined that adoption of the Plan would be prudent and in the best interests of each Fund and its shareholders. Such approval by the Board of Trustees included a determination, in the exercise of its reasonable business judgment and in light of its fiduciary duties, that there is a reasonable likelihood that the Plan will benefit each Fund and its shareholders.

The provisions of the Plan are as follows:

1.           PAYMENTS BY THE FUND TO PROMOTE THE SALE OF FUND SHARES

The Trust, on behalf of each identified Fund, will pay the principal distributor of the Fund’s shares (the “Distributor”), a distribution fee and/or shareholder servicing fee equal to a percentage of the average daily net assets of each Fund as shown on Schedule A in connection with the promotion and distribution of Fund shares and the provision of personal services to shareholders and the maintenance of shareholder accounts, including, but not necessarily limited to: (i) delivering copies of the Fund’s then current reports, prospectuses, notices, and similar materials, to prospective purchasers of Fund shares; (ii) marketing and promotional services, including advertising; (iii) paying the costs of and compensating others, including authorized participants with whom the Distributor has entered into written authorized participant agreements, for performing shareholder servicing on behalf of the Fund; (iv) compensating certain authorized participants for providing assistance in distributing the shares of the Fund, including the travel and communication expenses and salaries and/or commissions of sales personnel in connection with the distribution of Fund shares; (v) payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers, mutual fund supermarkets and the affiliates and subsidiaries of the Trust’s service providers as compensation for services or reimbursement of expenses incurred in connection with distribution assistance; and (vi) facilitating communications with beneficial owners of shares, including the cost of providing (or paying others to provide) services to beneficial owners of shares, including, but not limited to, assistance in answering inquiries related to shareholder accounts. The Distributor may pay all or a portion of these fees to any registered securities dealer, financial institution or any other person (the “Recipient”) who renders assistance in distributing or promoting the sale of shares, or who provides certain shareholder services, pursuant to a written agreement (the “Rule 12b-1 Agreement”), a form of which is attached hereto as Appendix A with respect to each Fund. To the extent not so paid by the Distributor, such amounts may be retained by the Distributor. Payment of these fees shall be made monthly promptly following the close of the month.

2.	RULE 12b-1 AGREEMENTS

(a)          No Rule 12b-1 Agreement shall be entered into with respect to a Fund and no payments shall be made pursuant to any Rule 12b-1 Agreement, unless such Rule 12b-1 Agreement is in writing and the form of which has first been delivered to and approved by a vote of a majority of the Board, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Agreement (or in another manner permitted by the Act or pursuant to exemptive relief therefrom). The form of Rule 12b-1 Agreement relating to the Funds attached hereto as Appendix A has been approved by the Board as specified above.

(b)          Any Rule 12b-1 Agreement shall describe the services to be performed by the Recipient and shall specify the amount of, or the method for determining, the compensation to the Recipient.

(c)          No Rule 12b-1 Agreement may be entered into unless it provides (i) that it may be terminated with respect to a Fund at any time, without the payment of any penalty, by vote of a majority of the shareholders of the Fund, or by vote of a majority of the Disinterested Trustees, on not more than 60 days’ written notice to the other party to the Rule 12b-1 Agreement, and (ii) that it shall automatically terminate in the event of its assignment.

(d)          Any Rule 12b-1 Agreement shall continue in effect for a period of more than one year from the date of its execution only if such continuance is specifically approved at least annually by a vote of a majority of the Board, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Agreement (or in another manner permitted by the Act or pursuant to exemptive relief therefrom).

3.           QUARTERLY REPORTS

The Distributor shall provide to the Board, and the Board shall review at least quarterly, a written report of all amounts expended pursuant to the Plan. This report shall include the identity of the recipient of each payment and the purpose for which the amounts were expended and such other information as the Board may reasonably request.

4.           EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall become effective immediately upon approval by the vote of a majority of the Board, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on the approval of the Plan (or in another manner permitted by the Act or pursuant to exemptive relief therefrom). The Plan shall continue in effect with respect to each Fund for a period of one year from its effective date unless terminated pursuant to its terms. Thereafter, the Plan shall continue with respect to each Fund from year to year, provided that such continuance is approved at least annually by a vote of a majority of the Board of Trustees, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such continuance (or in another manner permitted by the Act or pursuant to exemptive relief therefrom). The Plan, or any Rule 12b-1 Agreement, may be terminated with respect to each Fund at any time, without penalty, on not more than 60 days’ written notice by a majority vote of shareholders of the Fund, or by vote of a majority of the Disinterested Trustees.

5.           SELECTION OF DISINTERESTED TRUSTEES

During the period in which the Plan is effective, the selection and nomination of those Trustees who are Disinterested Trustees of the Trust shall be committed to the discretion of the Disinterested Trustees.

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6.           AMENDMENTS

All material amendments of the Plan shall be in writing and shall be approved by a vote of a majority of the Board, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such amendment (or in another manner permitted by the Act or pursuant to exemptive relief therefrom). In addition, the Plan may not be amended to increase materially the amount to be expended by a Fund hereunder without the approval by a majority vote of shareholders of such Fund.

7.           RECORDKEEPING

The Trust shall preserve copies of the Plan, any Rule 12b-1 Agreement and all reports made pursuant to Section 3 for a period of not less than six years from the date of this Plan, any such Rule 12b-1 Agreement or such reports, as the case may be, the first two years in an easily accessible place.

Adopted: December 21, 2018

Amended and Restated: October 27, 2022

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Schedule A

to the

Distribution (Rule 12b-1) Plan

Series of Tidal ETF Trust	Rule 12b-1 Fee

SoFi Select 500 ETF	Up to 0.25% of average daily net assets
SoFi Next 500 ETF	Up to 0.25% of average daily net assets
SoFi Social 50 ETF	Up to 0.25% of average daily net assets
SoFi Be Your Own Boss ETF	Up to 0.25% of average daily net assets
SoFi Weekly Income ETF	Up to 0.25% of average daily net assets
SoFi Weekly Dividend ETF	Up to 0.25% of average daily net assets
SoFi Web 3 ETF	Up to 0.25% of average daily net assets
SoFi Smart Energy ETF	Up to 0.25% of average daily net assets
RPAR Risk Parity ETF	Up to 0.25% of average daily net assets
UPAR Ultra Risk Parity ETF	Up to 0.25% of average daily net assets
SP Funds Dow Jones Global Sukuk ETF	Up to 0.25% of average daily net assets
SP Funds S&P 500 Sharia Industry Exclusions ETF	Up to 0.25% of average daily net assets
SP Funds S&P Global REIT Sharia ETF	Up to 0.25% of average daily net assets
Adasina Social Justice All Cap Global ETF	Up to 0.25% of average daily net assets
Leatherback Long/Short Absolute Return ETF	Up to 0.25% of average daily net assets
Leatherback Long/Short Alternative Yield ETF	Up to 0.25% of average daily net assets
ATAC US Rotation ETF	Up to 0.25% of average daily net assets
ATAC Credit Rotation ETF	Up to 0.25% of average daily net assets
ATAC Equity Leverage Rotation ETF	Up to 0.25% of average daily net assets
Gotham Enhanced 500 ETF	Up to 0.25% of average daily net assets
Gotham 1000 Value ETF	Up to 0.25% of average daily net assets
Sound Fixed Income ETF	Up to 0.25% of average daily net assets
Sound Enhanced Fixed Income ETF	Up to 0.25% of average daily net assets
Sound Equity Income ETF	Up to 0.25% of average daily net assets
Sound Enhanced Equity Income ETF	Up to 0.25% of average daily net assets
Sound Total Return ETF	Up to 0.25% of average daily net assets
Acruence Active Hedge U.S. Equity ETF	Up to 0.25% of average daily net assets
American Customer Satisfaction ETF	Up to 0.25% of average daily net assets
SonicSharesTM Global Shipping ETF	Up to 0.25% of average daily net assets
Robinson Alternative Yield Pre-Merger SPAC ETF	Up to 0.25% of average daily net assets
ZEGA Buy and Hedge ETF	Up to 0.25% of average daily net assets
FolioBeyond Rising Rates ETF	Up to 0.25% of average daily net assets
Home Appreciation U.S. REIT ETF	Up to 0.25% of average daily net assets
Elevate Shares 2X Daily BLOK ETF	Up to 0.25% of average daily net assets
Elevate Shares 2X Daily METV ETF	Up to 0.25% of average daily net assets
Elevate Shares 2X Daily BETZ ETF	Up to 0.25% of average daily net assets
Newday Ocean Health ETF	Up to 0.25% of average daily net assets
Newday Diversity, Equity & Inclusion ETF	Up to 0.25% of average daily net assets
Newday Sustainable Development Equity ETF	Up to 0.25% of average daily net assets
Ionic Inflation Protection ETF	Up to 0.25% of average daily net assets
Constrained Capital ESG Orphans ETF	Up to 0.25% of average daily net assets
Constrained Capital ESG Orphans Daily Inverse ETF	Up to 0.25% of average daily net assets
Aztlan Global Stock Selection DM SMID ETF	Up to 0.25% of average daily net assets
Unlimited HFND Multi-Strategy Return Tracker ETF	Up to 0.25% of average daily net assets
Noble Absolute Return ETF	Up to 0.25% of average daily net assets
God Bless America ETF	Up to 0.25% of average daily net assets
Subversive Cannabis ETF	Up to 0.25% of average daily net assets

A-1

For all services rendered pursuant to the Rule 12b-1 Agreement, we shall pay you the fee shown above calculated as follows:

The above fee as a percentage of the average daily net assets of the Fund (computed on an annual basis) which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Trust or its agent, designate your firm as the customer’s dealer or service provider of record.

We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Fund’s current prospectus, and pay to you, on the basis of such determination, the fee specified above, to the extent permitted under the Plan.

Appendix A

Rule 12b-1 Related Agreement

[Distributor Letterhead]

[Adviser name and address]

Ladies and Gentlemen:

This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a Distribution (Rule 12b-1) Plan (the “Plan”) adopted by Tidal ETF Trust (the “Trust”), on behalf of the [__________________] ETF, a series of the Trust (the “Fund”), pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”). The Plan and this related agreement (the “Rule 12b-1 Agreement”) have been approved by a majority of the Board of Trustees of the Trust (the “Board”), including a majority of the Board who are not “interested persons” of the Trust, as defined in the Act, and who have no direct or indirect financial interest in the operation of the Plan or in this or any other Rule 12b-1 Agreement (the “Disinterested Trustees”), cast in person at a meeting called for the purpose of voting thereon. Such approval included a determination by the Board that, in the exercise of its reasonable business judgment and in light of its fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund or its shareholders.

1.       To the extent you provide distribution and marketing services in the promotion of the Fund’s shares and/or services to the Fund’s shareholders, including furnishing services and assistance to your customers who invest in and own shares, including, but not limited to, answering routine inquiries regarding the Fund and assisting in changing account designations and addresses, we shall pay you a fee as described on Schedule A. We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

You agree that all activities conducted under this Rule 12b-1 Related Agreement will be conducted in accordance with the Plan, as well as all applicable state and federal laws, including the Act, the Securities Exchange Act of 1934, the Securities Act of 1933, the U.S. PATRIOT Act of 2001 and any applicable rules of the Financial Industry Regulatory Authority, Inc.

2.       You shall furnish us with such information as shall reasonably be requested either by the Board or by us with respect to the services provided and the fees paid to you pursuant to this Rule 12b-1 Agreement.

3.       We shall furnish to the Board, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

4.       This Rule 12b-1 Agreement may be terminated: (a) on 60 days’ written notice after the vote of a majority of shareholders, or (b) at any time by the vote of a majority of the Disinterested Trustees, in each case, without payment of any penalty. In addition, this Rule 12b-1 Agreement will be terminated by any act which terminates the Plan or the Distribution Agreement between the Trust and us and shall terminate immediately in the event of its assignment. This Rule 12b-1 Agreement may be amended by us upon written notice to you, and you shall be deemed to have consented to such amendment upon effecting any purchases of shares for your own account or on behalf of any of your customer’s accounts following your receipt of such notice.

5.       This Rule 12b-1 Agreement shall become effective on the date accepted by you and shall continue in full force and effect so long as the continuance of the Plan and this Rule 12b-1 Agreement are approved at least annually by a vote of the Board and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting thereon (or in another manner permitted by the Act or pursuant to exemptive relief therefrom). All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or faxed to you at the address specified by you below.

[Distributor]

By:

Name:

Title:

Accepted:

(Dealer or Service Provider Name)

(Street Address)

(City)(State)(ZIP)

(Telephone No.)

(Facsimile No.)

By:
(Name and Title)

Schedule A

to the

Rule 12b-1 Related Agreement

Series of Tidal ETF Trust	Rule 12b-1 Fee

SoFi Select 500 ETF	Up to 0.25% of average daily net assets
SoFi Next 500 ETF	Up to 0.25% of average daily net assets
SoFi Social 50 ETF	Up to 0.25% of average daily net assets
SoFi Be Your Own Boss ETF	Up to 0.25% of average daily net assets
SoFi Weekly Income ETF	Up to 0.25% of average daily net assets
SoFi Weekly Dividend ETF	Up to 0.25% of average daily net assets
SoFi Web 3 ETF	Up to 0.25% of average daily net assets
SoFi Smart Energy ETF	Up to 0.25% of average daily net assets
RPAR Risk Parity ETF	Up to 0.25% of average daily net assets
UPAR Ultra Risk Parity ETF	Up to 0.25% of average daily net assets
SP Funds Dow Jones Global Sukuk ETF	Up to 0.25% of average daily net assets
SP Funds S&P 500 Sharia Industry Exclusions ETF	Up to 0.25% of average daily net assets
SP Funds S&P Global REIT Sharia ETF	Up to 0.25% of average daily net assets
Adasina Social Justice All Cap Global ETF	Up to 0.25% of average daily net assets
Leatherback Long/Short Absolute Return ETF	Up to 0.25% of average daily net assets
Leatherback Long/Short Alternative Yield ETF	Up to 0.25% of average daily net assets
ATAC US Rotation ETF	Up to 0.25% of average daily net assets
ATAC Credit Rotation ETF	Up to 0.25% of average daily net assets
ATAC Equity Leverage Rotation ETF	Up to 0.25% of average daily net assets
Gotham Enhanced 500 ETF	Up to 0.25% of average daily net assets
Gotham 1000 Value ETF	Up to 0.25% of average daily net assets
Sound Fixed Income ETF	Up to 0.25% of average daily net assets
Sound Enhanced Fixed Income ETF	Up to 0.25% of average daily net assets
Sound Equity Income ETF	Up to 0.25% of average daily net assets
Sound Enhanced Equity Income ETF	Up to 0.25% of average daily net assets
Sound Total Return ETF	Up to 0.25% of average daily net assets
Acruence Active Hedge U.S. Equity ETF	Up to 0.25% of average daily net assets
American Customer Satisfaction ETF	Up to 0.25% of average daily net assets
SonicSharesTM Global Shipping ETF	Up to 0.25% of average daily net assets
Robinson Alternative Yield Pre-Merger SPAC ETF	Up to 0.25% of average daily net assets
ZEGA Buy and Hedge ETF	Up to 0.25% of average daily net assets
FolioBeyond Rising Rates ETF	Up to 0.25% of average daily net assets
Home Appreciation U.S. REIT ETF	Up to 0.25% of average daily net assets
Elevate Shares 2X Daily BLOK ETF	Up to 0.25% of average daily net assets
Elevate Shares 2X Daily METV ETF	Up to 0.25% of average daily net assets
Elevate Shares 2X Daily BETZ ETF	Up to 0.25% of average daily net assets
Newday Ocean Health ETF	Up to 0.25% of average daily net assets
Newday Diversity, Equity & Inclusion ETF	Up to 0.25% of average daily net assets
Newday Sustainable Development Equity ETF	Up to 0.25% of average daily net assets
Ionic Inflation Protection ETF	Up to 0.25% of average daily net assets
Constrained Capital ESG Orphans ETF	Up to 0.25% of average daily net assets
Constrained Capital ESG Orphans Daily Inverse ETF	Up to 0.25% of average daily net assets
Aztlan Global Stock Selection DM SMID ETF	Up to 0.25% of average daily net assets
Unlimited HFND Multi-Strategy Return Tracker ETF	Up to 0.25% of average daily net assets
Noble Absolute Return ETF	Up to 0.25% of average daily net assets
God Bless America ETF	Up to 0.25% of average daily net assets
Subversive Cannabis ETF	Up to 0.25% of average daily net assets

For all services rendered pursuant to the Rule 12b-1 Agreement, we shall pay you the fee shown above calculated as follows:

The above fee as a percentage of the average daily net assets of the Fund (computed on an annual basis) which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Trust or its agent, designate your firm as the customer’s dealer or service provider of record.

We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Fund’s current prospectus, and pay to you, on the basis of such determination, the fee specified above, to the extent permitted under the Plan.

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